     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1998

                                                      REGISTRATION NO. 333-45597
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          PACIFIC GULF PROPERTIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          MARYLAND                                                    33-0577520
      (STATE OR OTHER JURISDICTION OF INCORPORATION OR                   (I.R.S. EMPLOYER IDENTIFICATION NO.)
                        ORGANIZATION)

                             4220 VON KARMAN AVENUE
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 223-5000
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               GLENN L. CARPENTER
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                          PACIFIC GULF PROPERTIES INC.
                             4220 VON KARMAN AVENUE
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714)223-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                              DHIYA EL-SADEN, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                             333 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90067
                                 (213)229-7000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Securities registered hereby:

Registration fee............................................  $ 88,500
NYSE listing fee............................................    20,000
Printing, duplicating and engraving expenses................    80,000
Legal fees and expenses (other than Blue Sky)...............   150,000
Accounting fees and expenses................................    60,000
Blue sky fees and expenses..................................    15,000
Miscellaneous...............................................    11,500
                                                              --------
          Total.............................................  $425,000
                                                              ========

---------------

* To be filed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation limit the liability of the Company's directors and officers the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

     The Company's Bylaws require the Company to indemnify its directors, officers, and certain other parties to the fullest extent permitted from time to time by Maryland law. The Articles of Incorporation also permit the Company to indemnify employees, agents and other persons acting on behalf of or at the request of the Company. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act. The Agreement of Limited Partnership of the Operating Partnership also provides for indemnification of the Company, or any director or officer of the Company, in its capacity as general partner of the Partnership, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the Operating Partnership as set forth in the Operating Partnership Agreement. The Company entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by the MGCL, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and cover officers and directors under the Company's directors and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Charter and the Bylaws, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

ITEM 16. EXHIBITS

     See Exhibit Index attached hereto and incorporated by reference.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby further undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     With respect to offerings of Warrants or rights, the undersigned Registrant hereby undertakes to supplement the Prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 14th day of April, 1998.


                                          PACIFIC GULF PROPERTIES INC.

                                          By: /s/ GLENN L. CARPENTER
                                            ------------------------------------
                                            Glenn L. Carpenter
                                            President and Chief Executive
                                              Officer

                               POWERS OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                       SIGNATURE                                     TITLE                   DATE
                       ---------                                     -----                   ----

/s/ GLENN L. CARPENTER                                    Chairman of the Board of      April 14, 1998
--------------------------------------------------------  Directors, President and
Glenn L. Carpenter                                        Chief Executive Officer
                                                          (Principal Executive
                                                          Officer)

/s/ DONALD G. HERRMAN                                     Executive Vice President,     April 14, 1998
--------------------------------------------------------  Secretary, and Chief
Donald G. Herrman                                         Financial Officer
                                                          (Principal Financial and
                                                          Accounting Officer)

/s/ ROYCE B. MCKINLEY*                                    Director                      April 14, 1998
--------------------------------------------------------
Royce B. McKinley

/s/ CARL C. GREGORY III*                                  Director                      April 14, 1998
--------------------------------------------------------
Carl C. Gregory, III

/s/ PETER L. EPPINGA*                                     Director                      April 14, 1998
--------------------------------------------------------
Peter L. Eppinga

/s/ JOHN F. KOOKEN*                                       Director                      April 14, 1998
--------------------------------------------------------
John F. Kooken

/s/ ROBERT E. MORGAN*                                     Director                      April 14, 1998
--------------------------------------------------------
Robert E. Morgan

/s/ KEITH W. RENKEN*                                      Director                      April 14, 1998
--------------------------------------------------------
Keith W. Renken

                                                          Director                      April   , 1998
--------------------------------------------------------
James Quigley, the 3rd


*By: /s/ GLENN L. CARPENTER
     ---------------------------------
     Glenn L. Carpenter
     Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                         SEQUENTIALLY
EXHIBIT                                                                    NUMBERED
NUMBER                             DESCRIPTION                               PAGE
-------                            -----------                           ------------
  *1.1     Form of Underwriting Agreement relating to the Debt
           Securities..................................................
  *1.2     Form of Underwriting Agreement relating to the capital
           stock.......................................................
 **4.1     Form of Indenture (previously filed as an Exhibit to the
           Registrant's Registration Statement on Form S-3
           (Registration No. 333-23611) and incorporated herein by
           reference)..................................................
  *4.1.1   Form of Senior Indenture (Form of Senior Security included therein)....................................................
  *4.1.2   Form of Subordinated Indenture (Form of Subordinated
           Security
           included therein)...........................................
 **4.2     Articles Supplementary related to the Class A Preferred
           Stock (previously filed as an exhibit to the Registrant's
           Current Report on Form 8-K/A filed January 17, 1997, and
           incorporated herein by reference)...........................
 **4.3     Articles Supplementary related to the Class B Preferred
           Stock (previously filed as an exhibit to the Registrant's
           Current Report on Form 8-K filed June 26, 1997, and
           incorporated herein by reference)...........................
   5.1     Opinion of Piper & Marbury..................................
   8.1     Opinion of Gibson, Dunn & Crutcher regarding certain tax
           matters.....................................................
**12.1     Statement re: Computation of Ratio of Earnings to Fixed
           Charges.....................................................
**23.1     Consent of Ernst & Young LLP................................
  23.2     Consent of Piper & Marbury (included in Exhibit 5.1)........
  23.3     Consent of Gibson, Dunn & Crutcher (included in Exhibit
           8.1)........................................................
**24       Powers of Attorney (included on signature page).............
 *25.1     Statement of Eligibility and Qualification of Senior Trustee
           under the Trust Indenture Act (to be filed in accordance
           with Rule 305(b)(2) of the Trust Indenture Act of 1939).....
 *25.2     Statement of Eligibility and Qualification of Subordinate
           Trustee under the Trust Indenture Act (to be filed in
           accordance with Rule 305(b)(2) of the Trust Indenture Act of
           1939).......................................................


---------------

  * To be filed by amendment when necessary or incorporated by reference as may be required with the offering of Securities.

 ** Previously filed.

*** To be filed by amendment.